UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NYMEX Holdings, Inc.

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Notice No. 08-415

August 8, 2008

TO:	Owners of Class A Memberships in New York Mercantile Exchange, Inc.

FROM:	Donna Talamo, Vice President & Corporate Secretary

RE:	Clarification of Shareholding Requirements, Guaranty Fund and Post-Closing Membership Rights & Additional FAQs

Following our most recent Q&A distributed on July 30, 2008, we would like to clarify the shareholding requirements for member and clearing firms that will be in effect following the closing of our transaction with CME Group, as well as provide further clarification on the post-closing trading rights and privileges that will be granted to NYMEX Class A members.

Shareholding Requirements

Rather than the current 150,000 shares of NYMEX Holdings common stock required today, member firms, clearing firms and non-clearing (corporate) firms can expect that shareholding requirements will be reduced as follows, upon consummation of the merger:

Exchanges	CME Group Class A Shares
NYMEX only	8,000
NYMEX plus one (CME or CBOT)	12,000
NYMEX, CME and CBOT	16,000

Please note that these numbers are updated from those distributed on July 30.

Additionally, as shareholders you should have received a Form of Election to allow you to elect whether you would like to receive cash or CME Group Class A common stock or a combination thereof. Your elections may be subject to proration in order to satisfy the mandatory cash component of approximately $3.4 billion and you will not be able to guarantee that following the closing you will continue to meet the shareholding requirements set forth above. However, CME Clearing will institute a safe harbor for NYMEX firms following the closing. This safe harbor will provide NYMEX firms with an additional five (5) business days following the determination of the final proration, if any, to meet the shareholding requirements. Please note that if you do not complete a valid Form of Election, you will be deemed to have made a cash election for all of your shares of NYMEX Holdings common stock.

Guaranty Fund

Pending the closing of the transaction and the approval of the CFTC, a rule change will apply to the NYMEX Guaranty Fund. Solely for purposes of satisfying a clearing member default, the CME security deposit pool of funds will be combined with the proceeds in the NYMEX Guaranty Fund to establish a single security deposit/Guaranty Fund pool of funds. In the case of a default, funds deposited in the Guaranty Fund would be available to CME Clearing as part of its assessment powers. The CME security deposit pool of funds and the NYMEX Guaranty Fund will be combined immediately after the close of the transaction and the entire pool of funds will be available to CME Clearing in case of a default.

Although past performance is no guarantee of future performance, please be aware that in more than a century of operations, CME Group has never experienced a clearing member default and has never needed to access any of the security deposit/guaranty fund deposits of clearing members to help cure a default. In addition, in the unlikely event that CME Clearing experiences a default in the future, please also note that prior to accessing the security deposit and guaranty fund deposits of clearing members, CME Group first uses its own capital surplus funds (generally at a minimum of $100 million) to cure the default.

Number of Class A Memberships

The new post-closing trading rights and privileges will restrict NYMEX’s ability to increase the number of memberships above 816. Additionally, NYMEX may not create any new class of memberships in NYMEX with any rights to trade any NYMEX products traded as of July 18, 2008 on the open outcry facility of NYMEX or to broker trades of any such products on the open outcry facility.

These rights will be set forth in the certificate of incorporation of NYMEX to be approved by the NYMEX Class A members at the special meeting. A proxy supplement with a copy of the revised certificate of incorporation is being mailed to all NYMEX Class A members on August 7, 2008.

Waiver and Release

The prospectus supplement and the revised form of the waiver and release, clarify that a NYMEX Class A member who executes a waiver and release is not waiving any right to enforce the new post-closing trading rights and privileges.

Should you have any questions, please contact Donna Talamo at dtalamo@nymex.com or 212-299-2372 or Investor Relations at investorrelations@nymex.com or 212-299-2669.

Forward Looking Statements:

This notice may contain forward-looking information regarding CME Group Inc. (“CME Group”) and NYMEX Holdings, Inc. (“NYMEX Holdings”) and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME Group and NYMEX Holdings, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME Group’s and NYMEX Holdings’ management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; the proposed transaction may not be consummated on the proposed terms and schedule; uncertainty of the expected financial performance of CME Group following completion of the proposed transaction; CME Group may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of NYMEX Holdings with CME Group’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Item 1A of NYMEX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and additional updates to these risks contained in our Quarterly reports. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov/ or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, CME Group and NYMEX Holdings undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this notice.

Important Merger Information

In connection with the merger transaction involving CME Group and NYMEX Holdings, CME Group has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) on July 21, 2008 containing a definitive joint proxy statement/prospectus. This notice is not a substitute for the definitive joint proxy statement/prospectus or any other documents CME Group and NYMEX Holdings have filed or will file with the SEC. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and any other relevant documents filed or to be filed by CME Group or NYMEX Holdings because they contain or will contain important information about the proposed transaction. The definitive proxy statement/prospectus and other documents filed or to be filed by CME Group with the SEC are or will be available free of charge at the SEC’s Web site ( http://www.sec.gov/ ) or from CME Group Inc., Attention: Shareholder Relations, 20 S. Wacker Drive, Chicago, Illinois 60606 , (312) 930-1000 or NYMEX Holdings, Inc., Attention: Investor Relations, at One North End Avenue, World Financial Center, New York, New York 10282, (212) 299-2000.

CME Group and NYMEX Holdings and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CME Group and NYMEX Holdings shareholders in respect of the proposed transaction. Information regarding CME Group and NYMEX Holdings’ directors and executive officers is available in their respective proxy statements for their 2008 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.